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                                                                   EXHIBIT 10-17


                                DEB SHOPS, INC.
                        RESTRICTED STOCK INCENTIVE PLAN
                                   AS AMENDED


        1. Purpose. The Deb Shops, Inc. Restricted Stock Incentive Plan (the "Plan") is intended to reward and provide incentives to officers and other key employees of Deb Shops, Inc., a Pennsylvania corporation (the "Company") and its subsidiaries who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company's welfare and to aid in attracting and retaining employees of outstanding ability.

        2. Administration. The Plan shall be administered by a committee, which may be the Stock Option Committee which presently administers the Company's Incentive Stock Option Plan, consisting of three or more members of the Board, as may be designated by the Board from time to time (the "Committee"). Members of the Committee shall not be eligible to receive grants under the Plan. The Committee shall have full power and authority, not inconsistent with the Plan,
(i) to select the Eligible Employees, as defined herein, who may receive grants under the Plan ("Participants"), (ii) to determine the amount of each such grant, (iii) to determine the terms and conditions applicable to the issuance, vesting and termination of the grants, (iv) to interpret the Plan and the grants made hereunder, (v) to adopt, amend and rescind rules and regulations for the administration of the Plan and of the grants and its own acts and proceedings, and (vi) to make all other determinations under the Plan. All such actions of the Committee shall be conclusive and binding on all interested parties.

        3. Shares Available For Grant. Except as provided in Section 7, herein, the total number of shares of the $.01 par value common stock (the "Shares") of the Company which may be issued pursuant to this Plan shall not be more than 300,000, and the total number of shares which may be issued in any calendar year shall not be more than 100,000.

        4. Eligibility. The persons who are eligible to receive grants in accordance with the Plan shall be full-time salaried officers and other key employees ("Eligible Employees") as the Committee shall select. Directors who are not full-time salaried employees are not eligible to receive grants. The Committee may from time to time establish additional eligibility requirements for participation in the Plan.

        5. Grant of Stock Awards.

            The Committee shall have the authority to award Shares to Eligible Employees by grant (a "Grant") upon such terms and conditions as it shall establish, subject in all events to the following limitations, restrictions and provisions of general application:

            (1) Except as expressly provided below, the Shares awarded by a Grant shall not be sold, transferred, assigned, pledged or otherwise

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        disposed of by the Participant during the period or periods established by the Committee (each such period, a "Restricted Period"). The Committee may establish different Restricted Periods applicable to such number of the Shares evidenced by a single Grant as it deems appropriate and may, in its sole discretion, reduce length of any Restricted Period as to any outstanding Grant. However, no Restricted Period shall be, or be reduced to, a term of less than 185 days from the date of the Grant.

            (2) The Shares awarded by a Grant shall be issued as of the date of the Grant and the certificate evidencing such Shares shall be delivered by the Company to the Participant within a reasonable period of time after the applicable Restricted Period expires. During the Restricted Period, the Participant shall be entitled to vote and to receive cash dividends on the Shares. Shares issued as a consequence of stock dividends, splits or reclassification shall be issued subject to the same limitations, restrictions and provisions applicable to the Shares with respect to which they are to be issued.

            (3) In the event of termination of employment of a Participant holding a Grant, except termination by reason of death or disability, ownership of the Shares subject to any Restricted Period at the date of termination and all rights therein shall be forfeited to the Company.

            (4) In the event of termination of employment of a Participant during a Restricted Period by reason of death or by the Company by reason of disability, the Participant or his heirs, as the case may be, shall be entitled to receive a certificate evidencing that portion of Shares covered by each outstanding Grant and subject to any Restricted Period at the date of termination, which shall be determined by multiplying the total number of all such Shares covered by each such Grant by a fraction, the numerator of which shall be the number of days of employment from the date of the Grant to the date of termination, and the denominator of which shall be the number of days from the date of the Grant to the date of expiration of the last to expire of the Restricted periods applicable to the same Grant.

            (5) The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Committee, provided, however, that no Restricted Period shall lapse during an approved leave of absence unless expressly so provided by the Committee.






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            (b) Grants shall be evidenced by agreements in such form as the
Committee shall from time to time determine, which agreements shall not be inconsistent with the applicable terms and condition of the Plan and shall contain such other provisions as the Committee deems advisable. Each Grant agreement shall set forth the number of Shares to be granted under such agreement.

        6.  Other Provisions.

            (a) The Plan shall become effective on June 1, 1990 (the "Effective Date").

            (b) The Plan shall remain in effect until all Shares issued under the Plan have vested or the Grants have terminated, prior to vesting of all Shares granted, under the terms of the Plan, provided that Grants under the Plan must be awarded within ten (10) years from the Effective Date.

            (c) Notwithstanding the provisions of Section 6 (b), the Board of Directors may terminate the Plan at any time, but no such action by the Board of Directors shall adversely affect the rights of Participants under Grants outstanding under the Plan.

            (d) No Shares issued pursuant to the Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board of Directors.

            (e) No right to receive Shares pursuant to the Plan shall be assignable or transferable by a Participant except (unless otherwise expressly provided herein) by will or by the laws of descent and distribution.

            (f) Whenever Shares are to be issued or delivered in satisfaction of Grants hereunder, the Company shall have the right to require the Participant to remit an amount sufficient to satisfy federal. state and local withholding taxes prior to delivery of any certificate for such Shares. The Participant may remit the taxes, at his or her option, by (i) check payable to the Company, (ii) authorizing the Company to withhold from any other cash amounts due or which become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company, or (iii) subject to approval by the Committee in its sole discretion, by authorizing the Company to withhold that number of Shares having a market value not in excess of the amount of such taxes, or any combination of (i), (ii) and (iii), provided that the election to have Shares withheld must be made, in the case of officers or directors, in writing on a date which is (A) at least six months prior to the date of incurrence of the tax liability or (B) in the ten-day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings, as provided in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934, as amended.

            (g) No fractional Shares shall be issued pursuant to the Plan.

            (h) All Shares forfeited pursuant to Section 5 shall be available for further grant upon such expiration and forfeiture.

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        7. Antidilution Provisions. Except as otherwise expressly provided herein, the following provisions shall apply to all Shares authorized for issuance and granted under the Plan:

            (a) In the event of a stock dividend. stock split, or other subdivision, reclassification or combination of the shares of Common Stock of the Company, the number of Shares authorized under the Plan, and the number of Shares then subject to Restricted Periods under a Grant, will be adjusted proportionately.

            (b) In the event that the outstanding shares of Common Stock of the Company are, after the Effective Date, changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation or combination, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Grants may be made or may have been awarded under the Plan, to the end that the proportionate appropriate adjustment shall be made by the Committee in the number and kind of shares for which Grants may be or may have been awarded under the Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event; provided, however, that in the event of any contemplated transaction which may constitute a change in control of the Company, the Committee, with the approval of a majority of the members of the Board of Directors who are not then Participants, may modify any and all outstanding Grants so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's unqualified ownership of Shares subject to a Grant.

        8. Amendments. All amendments to the Plan shall be in writing and shall be effective when approved by the Board of Directors; provided, however, that no amendment (i) materially increasing the benefits accruing to Participants under the Plan or (ii) increasing the number of Shares authorized or available under the Plan or (iii) changing the category of employees eligible to participate in the Plan or (iv) continuing the Plan in effect beyond the time established in
Section 6 (b) shall be effective without the prior approval of the shareholders of the Company.









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